EXHIBIT 10.6
AMENDMENT No. 1
To
EMPLOYMENT AGREEMENT
Paragraph 3 of the Employment Agreement made as of October 1, 2006, by and between BICUS Services Corporation, a Pennsylvania corporation, Mercer Insurance Group, Inc., a Pennsylvania corporation, Mercer Insurance Company, a Pennsylvania corporation, and Paul R. Corkery, is hereby amended and extended in its entirety to read as follows:
3. Term of Agreement. The Executive’s employment under this Agreement shall commence on the date of this Agreement and, except as otherwise provided herein, shall continue until March 31, 2010; provided, however, that commencing on March 31, 2008 and each March 31 thereafter, the term of this Agreement shall automatically be extended for one additional year beyond the term otherwise established unless, prior to such March 31st date, the Company shall not have given a Notice of Extension in the form attached hereto as Exhibit A.
As of January 1, 2007, the annual Base Compensation for Paul R. Corkery pursuant to Paragraph 5 of the aforementioned agreement is $203,846.
In witness whereof, the parties have executed this Notice of Extension as of the date noted below.

Paul R. Corkery

BICUS Service Corporation	Mercer Insurance Group, Inc.

By:	By:

Attest:	Attest:

Mercer Insurance Company

By:

Attest:

Date: March 15, 2007